UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 4, 2007 (October 3, 2007)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Disposition of Value City Leases and Lease Properties
     On October 3, 2007, Retail Ventures, Inc., an Ohio corporation (the “Company”), together with its wholly-owned subsidiaries, Value City Department Stores LLC, an Ohio limited liability company (“Value City”), and GB Retailers, Inc., a Delaware corporation (“GB Retailers” and, together with VCDS, the “VCDS Tenants”), entered into an Agreement to Acquire Leases and Lease Properties (the “Agreement”) with Schottenstein Stores Corporation (“SSC”), certain affiliates of SSC (collectively with SSC, the “SSC Landlords”), Burlington Coat Factory Warehouse Corporation (“Burlington”) and Burlington’s affiliates listed on Exhibit A to the Agreement (collectively with Burlington, the “Burlington Entities”).
     The VCDS Tenants are lessees or sublesees under twenty four (24) leases identified in the Agreement (the “Leased Premises”). Under the terms of the Agreement:
(1)	The applicable VCDS Tenants are to assign their rights to and obligations under sixteen (16) leases to the applicable Burlington Entities, subject to certain conditions, including obtaining the necessary consents of applicable third party landlords and the required amendments identified in the Agreement;
(2)	The applicable VCDS Tenants are to assign their rights to and obligations under three (3) leases in which an SSC Landlord is the landlord (the “SSC Leases”) to the applicable Burlington Entities. Subsequent to such assignment, the SSC Leases are to be terminated and replaced by new leases to be entered into by and between the applicable SSC Landlord and Burlington Entity;
(3)	The applicable VCDS Tenants are to assign their rights to and obligations under four (4) leases to SSC (the “SSC Assigned Leases”). The acquisition of such SSC Assigned Leases by SSC is subject to SSC obtaining the consent of the respective third party landlords to such assignment and the sublease of a portion of the leased premises to the applicable Burlington Entity upon terms and conditions acceptable to SSC. Upon the acquisition of any and all SSC Assigned Leases by SSC, SSC and the applicable Burlington Entity are to enter into a sublease for all space within such leased premises not currently subleased to affiliates of SSC; and
(4)	Value City is to sublease to Burlington the retail portion of one (1) property currently leased by Value City.
     The aggregate purchase price to be received by Value City for the sale of the Leased Premises is $25 million, of which $16 million will be paid by Burlington and $9 million will be paid by SSC, subject to adjustment for work credits, rent credits and other potential adjustments provided for in the Agreement.
     Following execution of the Agreement, Value City and Burlington will work together in good faith to obtain the necessary landlord consents and lease amendments to allow the disposition of the Leased Premises to occur as specified in the Agreement. In the event that any necessary landlord consents or lease amendments cannot be obtained, the parties may remove one or more of the Leased Premises from the Agreement. After December 20, 2007, Value City will give notice to Burlington that it intends to conduct a going-out-of-business sale as to each of the Value City stores for which the necessary consents or assignments have been obtained and which are still included in the Agreement. The effective dates of the lease assignments and transfer of possession of the Leased Premises will occur on either February 15, 2008 or April 1, 2008, subject to change as described in the Agreement. The Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Agreement are subject to certain adjustments and closing conditions.
     In connection with the Agreement, the parties entered into an Escrow Agreement pursuant to which a portion of the purchase price for the Leased Premises was deposited with the escrow agent upon execution of the Agreement. The escrow proceeds and the remainder of the purchase price will be delivered to Value City at the closing of the contemplated transactions. Also at the closing, the Company will enter into an Indemnification Agreement with Burlington pursuant to which the Company will provide certain indemnities and undertake certain obligations in favor of Burlington. Forms of both the Escrow Agreement and the Indemnification Agreement are attached as exhibits to the Agreement.
     The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company’s press release issued on October 3, 2007 relating to the Agreement and the transactions contemplated thereby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Relationship between the Company and SSC
     SSC owned approximately 40.7% of the Company’s outstanding common shares (51.5% assuming the issuance of additional Company common shares upon the exercise of conversion warrants and term loan warrants held by SSC) as of the beginning of the Company’s current fiscal year. As discussed in greater detail under the caption “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” in the Company’s proxy statement for the 2006 fiscal year, the Company is party to several ongoing agreements with SSC and its affiliates, including the following: (1) the Company leases stores and warehouses under various arrangements with SSC and its affiliates; (2) the Company purchases merchandise from affiliates of SSC; (3) the Company receives services from SSC pursuant to a corporate services agreement; and (4) SSC is the lender for the Company’s $0.25 million Senior Non-Convertible Loan.
Amendment to the Company’s Revolving Credit Facility
     Also on October 3, 2007, the Company and certain of its wholly-owned subsidiaries, including Value City and GB Retailers, entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) with National City Business Credit, Inc., as administrative agent and collateral agent, and the revolving credit lenders named therein. Under the Second Amendment, certain provisions of the Company’s $275 million revolving credit facility were modified and amended in order to permit Value City’s disposition of the Leased Premises in accordance with the terms of the Agreement and to consent to the Company’s execution and performance of the Agreement. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment. A copy of the Second Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Agreement to Acquire Leases and Lease Properties, dated October 3, 2007

10.2	Second Amendment to Amended and Restated Loan and Security Agreement, dated October 3, 2007

99.1	Press release issued by the Company on October 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: October 4, 2007	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Index to Exhibits

Exhibit No.	Description

10.1	Agreement to Acquire Leases and Lease Properties, dated October 3, 2007

10.2	Second Amendment to Amended and Restated Loan and Security Agreement, dated October 3, 2007

99.1	Press release issued by the Company on October 3, 2007